UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 19, 2022 (April 16, 2022)
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On April 19, 2022, DENTSPLY SIRONA Inc. (the “Company”) issued a press release announcing select preliminary financial results, including net sales, U.S. generally accepted accounting principles (“GAAP”) diluted earnings per share and adjusted earnings per share for the first quarter ending March 31, 2022. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The Company has provided certain measures in the press release that are not calculated in accordance with GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies.

Management believes that these Non-GAAP measures are helpful as they provide another measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items that impact the comparability of results from period to period, and which may not be indicative of past or future performance of the Company.

The Company is not able to reconcile projected adjusted earnings per share (non-GAAP) to first quarter 2022 projected earnings per share (GAAP) without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of the tax rate and related matters for the quarter ended March 31, 2022. The unavailable information could have a significant impact on the Company’s first quarter 2022 reported financial results.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2022, the Company announced that Donald M. Casey Jr. has been terminated as the Company’s Chief Executive Officer and has ceased to serve as a member of the Board of Directors of the Company, effective as of April 19, 2022. Mr. Casey has served as the Company’s Chief Executive Officer since joining the Company in February 2018. The Company has initiated a search process to identify its next Chief Executive Officer.

Effective immediately, John P. Groetelaars, who serves as a member of the Board of Directors of the Company, has been named Interim Chief Executive Officer and principal executive officer.

Mr. Groetelaars, age 56, served as President, CEO and a Board member at Hillrom from May 2018 until the company’s acquisition by Baxter International, Inc. in December 2021. At Hillrom, Mr. Groetelaars led a transformation of the business, successfully articulating and launching a new connected-care strategy and vision, growing the portfolio through seven acquisitions and one divestiture, and driving record financial performance. Prior to Hillrom, Mr. Groetelaars served as Executive Vice President and President of the Interventional Segment at Becton, Dickinson and Company following its acquisition of C.R. Bard Inc. He previously served in a variety of progressive roles at C.R. Bard during his 10-year career there, including as a group president from 2015 to 2017. Prior to joining C.R. Bard, Mr. Groetelaars held various international leadership positions in Canada, Denmark and the United Kingdom at Boston Scientific Corporation from 2001 until 2008. Prior to joining Boston Scientific, Mr. Groetelaars held positions in general management, marketing, business development and sales with Guidant Corporation and with Eli Lilly. Mr. Groetelaars earned a Bachelor of Science in Mechanical Engineering from Kettering University and an MBA from Columbia Business School.

Additionally, effective on the earlier of (i) the effective date of termination of employment of the individual who was serving as the Company’s Chief Financial Officer and (ii) the close of business on May 6, 2022, Barbara W. Bodem will become the Company’s Interim Chief Financial Officer and principal financial officer.

Ms. Bodem, age 54, most recently served as Senior Vice President and Chief Financial Officer for Hillrom, where she was responsible for both Financial and Information Technology and oversaw portfolio transformation and performance acceleration. She also served as Interim CIO during the pandemic. Prior to her positions at Hillrom, Ms. Bodem served as Senior Vice President of Finance for Mallinckrodt Pharmaceuticals, Vice President of Finance, Global Commercial Operations for Hospira, and at several positions of increasing responsibility at Eli Lilly and Company, culminating in Chief Financial Officer, Lilly

Oncology. Ms. Bodem also has extensive Board experience, and currently serves as Audit Committee Chair for Turning Point Therapeutics, as a Director on Syneos’ Board, and as a Director on Enovis Corporation’s Board. She has also previously served as a board member for Invacare Corporation. Ms. Bodem earned and a Bachelor of Science in Finance with honors and minors in Economics and East Asian Studies, as well as an MBA from Indiana University.

The Company has entered into interim employment agreements with each of Mr. Groetelaars and Ms. Bodem on April 16, 2022 (the “Agreements”).

Mr. Groetelaars’ Agreement provides that Mr. Groetelaars will serve as the Company’s Interim Chief Executive Officer commencing on April 19, 2022 and will report to the Company’s Board of Directors. Mr. Groetelaars will cease to be the Company’s Interim Chief Executive Officer on the first day a permanent or successor Chief Executive Officer approved by the Company’s Board of Directors commences employment with the Company and, unless otherwise determined by the Company’s Board of Directors, Mr. Groetelaars will cease to be employed by the Company on such date. Mr. Groetelaars’ employment with the Company is “at-will,” such that his employment may be terminated by the Company or by Mr. Groetelaars at any time and for any reason. Pursuant to Mr. Groetelaars’ Agreement, Mr. Groetelaars will be granted an award of restricted share units (“RSUs”) under the Company’s 2016 Omnibus Incentive Plan, as amended and restated (the “Plan”) having a grant date fair value of $7 million (the “Interim CEO Initial RSU Grant”). The number of shares subject to the Interim CEO Initial RSU Grant will be calculated by dividing (x) $7 million by (y) the closing price of a Company share as listed on The Nasdaq Global Select Market on the grant date. The Interim CEO Initial RSU Grant will vest monthly in six substantially equal installments, with the first vesting date occurring on the one month anniversary of Mr. Groetelaars’ employment commencement date, such that 100% of the shares subject to the Interim CEO Initial RSU Grant will be vested on the sixth month anniversary of Mr. Groetelaars’ employment commencement date (the “Interim CEO Final Vesting Date”), subject to Mr. Groetelaars’ continued employment with the Company on each applicable vesting date as Interim Chief Executive Officer. However, upon (i) the consummation of a Change in Control (as defined in Mr. Groetelaars’ Agreement) of the Company, (ii) Mr. Groetelaars ceasing to serve as the Company’s Interim Chief Executive Officer, or (iii) Mr. Groetelaars’ termination of employment with the Company, in each case, before the Interim CEO Final Vesting Date for any reason other than (x) a termination by the Company or its affiliates for “Cause” (as defined in Mr. Groetelaars’ Agreement) or (y) a voluntary resignation by Mr. Groetelaars (excluding a termination of Mr. Groetelaars’ employment with the Company due to Mr. Groetelaars’ death or disability), 100% of any then-unvested portion of the Interim CEO Initial RSU Grant will become vested, subject to Mr. Groetelaars’ timely execution and non-revocation of a release of claims. Generally, the termination of Mr. Groetelaars’ employment or cessation of his service as Interim Chief Executive Officer, in each case, in connection with the appointment of a permanent Chief Executive Officer of the Company will result in the accelerated vesting of 100% of the then-unvested portion of the Interim CEO Initial RSU Grant.

If, following the Interim CEO Final Vesting Date, Mr. Groetelaars continues to be employed by the Company as its Interim Chief Executive Officer under the Agreement, then as consideration for Mr. Groetelaars’ continued employment as the Company’s Interim Chief Executive Officer through any monthly anniversary of the Interim CEO Final Vesting Date, the Company will grant to Mr. Groetelaars an award of fully vested shares under the Plan on the first day of the calendar month following the applicable monthly anniversary of the Interim CEO Final Vesting Date (each, an “Interim CEO Subsequent Equity Grant”). Each Interim CEO Subsequent Equity Grant will have a grant date fair value of $1,166,667, with the number of shares calculated by dividing (x) $1,166,667 by (y) the closing price of a Company share as listed on The Nasdaq Global Select Market on the grant date (or the immediately preceding trading date, if the grant date is not a trading date). However, Mr. Groetelaars’ entitlement to any Interim CEO Subsequent Equity Grants will end, and Mr. Groetelaars will have no further entitlement to any Company equity grants under the Agreement, following the earliest of (i) the appointment of a permanent Chief Executive Officer of the Company prior to an applicable monthly anniversary of the Interim CEO Final Vesting Date; (ii) Mr. Groeteleaars’ termination of employment with the Company for any reason prior to an applicable monthly anniversary of the Interim CEO Final Vesting Date and (iii) the first day of the seventh full calendar month following the Interim CEO Final Vesting Date.

To the extent Mr. Groetelaars’ employment as the Company’s Interim Chief Executive Officer causes him to forfeit certain group health plan insurance coverage for him and his eligible dependents that he would otherwise have been entitled to receive in connection with his separation from a prior employer, the Company and Mr. Groetelaars will make arrangements in good faith to compensate him for such forfeiture or provide him with substantially similar group health plan insurance coverage. The Company will also reimburse Mr. Groetelaars for reasonable travel and business expenses incurred in the performance of his duties, including travel to any of the Company’s offices other than Mr. Groetelaars’ principal office, provided that, for all business air travel, Mr. Groetelaars will be entitled to travel by first class or business class commercial flights or private air travel. Mr. Groetelaars will not be eligible to receive any compensation for his service on the Company’s Board of Directors while he is employed as the Company’s Interim Chief Executive Officer.

The foregoing description of Mr. Groeteleaars’ employment agreement is qualified in its entirety by reference to the text of the Mr. Groetelaars’ Agreement filed as Exhibit 10.1 and incorporated herein by reference.

Mr. Groeteleaars does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company will also enter into its standard form of indemnification agreement with Mr. Groetelaars, the form of which is filed as Exhibit 10.19(b) to the Company’s Form 10-K for the period ended December 31, 2021.

Ms. Bodem’s Agreement provides that Ms. Bodem will commence employment with the Company on April 25, 2022 and Ms. Bodem will be appointed as the Company’s Interim Chief Financial Officer effective on the earlier of (i) the effective date of termination of employment of the individual who was previously serving as the Company’s Chief Financial Officer and (ii) the close of business on May 6, 2022. Ms. Bodem will report to the Company’s Interim Chief Executive Officer or Chief Executive Officer (as applicable). Additionally, Ms. Bodem will cease to be the Company’s Interim Chief Financial Officer on the first day a permanent or successor Chief Financial Officer approved by the Company’s Board of Directors commences employment with the Company and, unless otherwise determined by the Company’s Board of Directors, Ms. Bodem will cease to be employed by the Company on such date. Ms. Bodem’s employment with the Company is “at-will,” such that her employment may be terminated by the Company or by Ms. Bodem at any time and for any reason.

Pursuant to Ms. Bodem’s Agreement, Ms. Bodem will receive a cash payment of $100,000, less applicable deductions and withholdings (the “Monthly Payment”) for each month she is employed as the Company’s Interim Chief Financial Officer for at least one day, provided that she will receive a Monthly Payment for the one month period starting on her employment commencement date regardless of whether she serves as the Company’s Interim Chief Financial Officer during such month.

Ms. Bodem will also be granted an award of RSUs under the Plan having a grant date fair value of $2 million (the “Interim CFO Initial RSU Grant”). The number of shares subject to the Interim CFO Initial RSU Grant will be calculated by dividing (x) $2,000,000 by (y) the closing price of a Company share as listed on The Nasdaq Global Select Market on the grant date. The Interim CFO Initial RSU Grant will vest monthly in six substantially equal installments, with the first vesting date occurring on the one month anniversary of Ms. Bodem’s employment commencement date, such that 100% of the shares subject to the Interim CFO Initial RSU Grant will be vested on the 6th month anniversary of Ms. Bodem’s employment commencement date (the “Interim CFO Final Vesting Date”), subject to Ms. Bodem’s continued employment with the Company on each applicable vesting date as Interim Chief Financial Officer. However, upon (i) the consummation of a Change in Control (as defined in Ms. Bodem’s Agreement) of the Company, (ii) Ms. Bodem ceasing to serve as the Company’s Interim Chief Financial Officer, or (iii) Ms. Bodem’s termination of employment with the Company, in each case, before the Interim CFO Final Vesting Date for any reason other than (x) a termination by the Company or its affiliates for “Cause” (as defined in the Agreement) or (y) a voluntary resignation by Ms. Bodem (excluding a termination of Ms. Bodem’s employment with the Company due to Ms. Bodem’s death or disability), 100% of any then-unvested portion of the Interim CFO Initial RSU Grant will become vested, subject to Ms. Bodem’s timely execution and non-revocation of a release of claims. Generally, the termination of Ms. Bodem’s employment or cessation of her service as Interim Chief Financial Officer, in each case, in connection with the appointment of a permanent Chief Financial Officer of the Company will result in the accelerated vesting of 100% of the then-unvested portion of the Interim CFO Initial RSU Grant.

If, following the Interim CFO Final Vesting Date, Ms. Bodem continues to be employed by the Company as its Interim Chief Financial Officer under the Agreement, then as consideration for Ms. Bodem’s continued employment as the Company’s Interim Chief Financial Officer through any monthly anniversary of the Interim CFO Final Vesting Date, the Company will grant to Ms. Bodem an award of fully vested shares under the Plan on the first day of the calendar month following the applicable monthly anniversary of the Interim CFO Final Vesting Date (each, an “Interim CFO Subsequent Equity Grant”). Each Interim CFO Subsequent Equity Grant will have a grant date fair value of $333,333, with the number of shares calculated by dividing (x) $333,333 by (y) the closing price of a Company share as listed on The Nasdaq Global Select Market on the grant date (or the immediately preceding trading date, if the grant date is not a trading date). However, Ms. Bodem’s entitlement to any Interim CFO Subsequent Equity Grants will end, and Ms. Bodem will have no further entitlement to any Company equity grants under the Agreement, following the earliest of (i) the appointment of a permanent Chief Financial Officer of the Company prior to an applicable monthly anniversary of the Interim CFO Final Vesting Date; (ii) Ms. Bodem’s termination of employment with the Company for any reason prior to an applicable monthly anniversary of the Interim CFO Final Vesting Date and (iii) the first day of the seventh full calendar month following the Interim CFO Final Vesting Date. To the extent Ms. Bodem’s employment as the Company’s Interim Chief Financial Officer causes her to forfeit certain group health plan insurance coverage that she would otherwise have been entitled to receive in connection with her separation from a prior employer, the Company and Ms. Bodem will make arrangements in good faith to compensate her for such forfeiture and/or provide her with substantially similar group health plan insurance coverage until January 1, 2024. While Ms. Bodem is the Company’s Interim Chief Financial Officer and during the period she is employed by the Company on or prior to May 6, 2022, the Company will generally reimburse or pay Ms. Bodem directly for her temporary housing expenses in Charlotte, North Carolina and reasonable costs of travel incurred by Ms. Bodem commuting between the city of Ms. Bodem’s primary residence and her principal office in accordance with the Company’s expense reimbursement policy. Ms. Bodem will be solely responsible for any taxable income recognized by her in connection with such temporary housing and commuting expenses and will not be entitled to any tax gross up payments or other reimbursement from the Company in connection therewith. The Company will also reimburse Ms. Bodem for other reasonable travel and business expenses incurred by her in the performance her duties.

The foregoing description of Ms. Bodem’s employment agreement is qualified in its entirety by reference to the text of Ms. Bodem’s Agreement filed as Exhibit 10.2 and incorporated herein by reference.

Ms. Bodem does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company will also enter into its standard form of indemnification agreement with Ms. Bodem, the form of which is filed as Exhibit 10.19(b) to the Company’s Form 10-K for the period ended December 31, 2021.

Item 7.01 Regulation FD Disclosure.

On April 19, 2022, the Company issued a press release announcing that Mr. Casey has been terminated as the Company’s Chief Executive Officer and has ceased to serve as a member of the Board of Directors of the Company, effective as of April 19, 2022; provided that Mr. Casey will remain employed by the Company through May 6, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished in Items 7.01 and 9.01 to this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Interim Chief Executive Officer Employment Agreement by and between DENTSPLY SIRONA Inc. and John P. Groetelaars, dated April 16, 2022
10.2	Interim Chief Financial Officer Employment Agreement by and between DENTSPLY SIRONA Inc. and Barbara W. Bodem, dated April 16, 2022
99.1	DENTSPLY SIRONA Inc. press release, dated April 19, 2022
104	Cover Page Interactive Date File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Cherée H. Johnson
Cherée H. Johnson
Senior Vice President – Chief Legal
Officer, General Counsel and Secretary

Date: April 19, 2022